Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jason Fredette, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces First Quarter 2015 Results

Normalized FFO of $0.70 Per Share for the First Quarter

Rental Rates for New and Renewal Leases Increase by 20.2%

Same Property Occupancy up by 50 Basis Points and Same Property Cash Basis NOI up 4.1% Year Over Year

Newton, MA (April 28, 2015): Select Income REIT (NYSE: SIR) today announced financial results for the quarter ended March 31, 2015.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“The first quarter of 2015 was an active and successful period for SIR as the company completed its transformative acquisition of CCIT, strengthened its balance sheet with the issuance of well laddered senior notes at attractive interest rates and generated solid internal growth. Our positive leasing and rent reset activity in Hawaii helped increase same property Cash Basis NOI by 4.1% year over year. With a strong tenant base, a long weighted average lease term and a portfolio of high quality net leased office and industrial properties throughout the U.S., we believe SIR is well positioned for a successful future.”

Results for the Quarter Ended March 31, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2015 were $56.0 million, or $0.70 per basic and diluted share, compared to Normalized FFO for the quarter ended March 31, 2014 of $36.4 million, or $0.73 per basic and diluted share. Net income was $4.0 million, or $0.05 per basic and diluted share, for the quarter ended March 31, 2015, compared to $25.1 million, or $0.50 per basic and diluted share, for the same quarter last year. The decline in Normalized FFO per share for the quarter ended March 31, 2015 primarily resulted from the increase in SIR’s weighted average number of common shares for the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014, which was partially offset by increases in Normalized FFO from acquisitions, including the acquisition of Cole Corporate Income Trust, Inc., or CCIT, and positive leasing/rent resets at SIR’s Hawaii properties. The decline in net income per share for the quarter ended March 31, 2015 primarily resulted from costs related to SIR’s acquisition of CCIT and the increase in SIR’s weighted average number of common shares, partially offset by acquisitions and positive leasing/rent resets at SIR’s Hawaii properties.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

The basic and diluted weighted average number of common shares outstanding were 79.5 million for the quarter ended March 31, 2015, and 49.8 million and 49.9 million, respectively, for the quarter ended March 31, 2014.

Reconciliations of net income calculated in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO and Normalized FFO for the quarters ended March 31, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 108,000 square feet and new leases for approximately 50,000 square feet during the quarter ended March 31, 2015, which resulted in combined weighted average rental rates that were approximately 20.2% higher than prior rents for the same space. The weighted average lease term for leases entered into during the first quarter of 2015 was 8.4 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended March 31, 2015 totaled approximately $270,000, or approximately $0.20 per square foot per year of the weighted average lease term.  All leasing activity during the quarter ended March 31, 2015 occurred at SIR’s Hawaii properties. During the quarter ended March 31, 2015, SIR also completed two rent resets for Hawaii leases containing approximately 2.5 million square feet of land at weighted average rents that were approximately 25.3% higher than the prior rent rates.

As of March 31, 2015, 97.7% of SIR’s total rentable square feet was leased, compared to 96.4% leased as of December 31, 2014, and 95.7% leased as of March 31, 2014. Occupancy for properties owned continuously since January 1, 2014 increased to 96.2% at March 31, 2015 from 95.7% at March 31, 2014. Same property cash basis net operating income, or Cash Basis NOI, increased 4.1% for the quarter ended March 31, 2015 when compared to the quarter ended March 31, 2014, largely as a result of leasing and rent reset activity in Hawaii since April 1, 2014.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income calculated in accordance with GAAP for the quarters ended March 31, 2015 and 2014 appear later in the press release.

Recent Investment Activities:

As previously disclosed, SIR completed its acquisition of CCIT in January 2015. SIR acquired CCIT for total consideration of approximately $3.0 billion, including the assumption of approximately $297.7 million of mortgage debt and excluding transaction costs. Concurrent with the transaction’s close, SIR sold 23 healthcare related properties included in CCIT’s property portfolio for approximately $539.0 million (including assumed mortgage debt of approximately $30.0 million), resulting in a net purchase price to SIR of approximately $2.5 billion for 64 office and industrial single tenant fully leased properties.  After the closing of the CCIT acquisition and the sale of the healthcare related properties, SIR owned 115 properties (354 buildings, leasable land parcels and easements), located in 35 states containing approximately 43.8 million square feet. As of March 31, 2015, SIR’s properties were leased to 315 different tenants with a weighted average remaining lease term (weighted by annualized rental revenue) of 10.6 years.

In April 2015, SIR acquired an office property in Phoenix, AZ containing approximately 106,000 square feet for $16.85 million, excluding acquisition costs. This property is 100% leased to Farmers Insurance Exchange for approximately 7.0 years.

Recent Financing Activities:

As previously disclosed, in January 2015, SIR replaced its $750.0 million unsecured revolving credit facility and $350.0 million unsecured term loan with new facilities that provide SIR with extended maturities and lower interest rate margins. SIR’s new $750.0 million unsecured revolving credit facility matures on March 29, 2019 with interest payable on borrowings of LIBOR plus 105 basis points based on SIR's current credit ratings. SIR’s new revolving credit facility includes a borrower's option to extend the revolving credit facility for one year to March 29, 2020 in certain circumstances. SIR’s new $350.0 million unsecured term loan facility matures on March 31, 2020 with interest payable on the amount outstanding of LIBOR plus 115 basis points based on SIR's current credit ratings.

In connection with the acquisition of CCIT in January 2015, SIR issued approximately 28.4 million common shares to former CCIT shareholders at a value of $25.20 per share.

As previously disclosed, on February 3, 2015, SIR issued $1.45 billion aggregate principal amount of unsecured senior notes in an underwritten public offering, which included: $350.0 million aggregate principal amount of 2.85% unsecured senior notes due 2018; $400.0 million aggregate principal amount of 3.60% unsecured senior notes due 2020; $300.0 million aggregate principal amount of 4.15% unsecured senior notes due 2022; and $400.0 million aggregate principal amount of 4.50% unsecured senior notes due 2025. SIR used the net proceeds from this offering to fully repay the $1.0 billion of borrowings outstanding under its bridge loan facility and to reduce borrowings under its revolving credit facility, both of which had been used to fund, in part, the acquisition of CCIT.

Conference Call:

On Tuesday, April 28, 2015, at 1:00 p.m. Eastern Time, President and Chief Operating Officer David Blackman and Treasurer and Chief Financial Officer John Popeo will host a conference call to discuss SIR’s first quarter 2015 financial results.

The conference call telephone number is (800) 230-1096. Participants calling from outside the United States and Canada should dial (612) 332-0107. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 5, 2015. To access the replay, dial (320) 365-3844. The replay pass code is 357788.

A live audio webcast of the conference call will also be available in a listen-only mode on the company's website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company's website about five minutes before the call. The archived webcast will be available for replay on the company's website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s first quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s First Quarter 2015 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 MR. BLACKMAN, SIR’S PRESIDENT AND CHIEF OPERATING OFFICER, IS QUOTED IN THIS PRESS RELEASE STATING HIS BELIEF THAT SIR IS WELL POSITIONED FOR A SUCCESSFUL FUTURE AND HE REFERENCES POSITIVE FACTORS THAT HE BELIEVES SUPPORT THAT BELIEF, INCLUDING SIR’S HIGH QUALITY TENANT BASE, LONG WEIGHTED AVERAGE LEASE TERM AND PORTFOLIO OF HIGH QUALITY NET LEASED OFFICE AND INDUSTRIAL PROPERTIES THROUGHOUT THE UNITED STATES.  HOWEVER, THE FACTORS REFERENCED COULD DETERIORATE OR EXPERIENCE FUTURE NEGATIVE EVENTS, AND SIR’S BUSINESS AND OPERATIONS ARE SUBJECT TO VARIOUS RISKS.  ACCORDINGLY, SIR MAY NOT REALIZE A SUCCESSFUL FUTURE, AND

•                 THE ACTUAL COSTS UNDER SIR’S NEW CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS THE STATED PREMIUMS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THESE NEW FACILITIES. ALSO, THE ACTUAL PREMIUM OVER LIBOR PAID BY SIR UNDER THE NEW CREDIT AND TERM LOAN FACILITIES MAY BE HIGHER OR LOWER THAN THOSE STATED IN THIS PRESS RELEASE IF SIR’S CREDIT RATINGS CHANGE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Revenues:
Rental income	$80,478	$45,063
Tenant reimbursements and other income	13,937	7,965
Total revenues	94,415	53,028

Expenses:
Real estate taxes	8,357	5,452
Other operating expenses	9,007	4,527
Depreciation and amortization	24,719	9,294
Acquisition related costs	20,539	238
General and administrative	6,792	5,176
Total expenses	69,414	24,687

Operating income	25,001	28,341

Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $1,171 and $405, respectively)	(14,179)	(3,358)
(Loss) gain on early extinguishment of debt	(6,845)	243
Income before income tax expense and equity in earnings (loss) of an investee	3,977	25,226
Income tax expense	(31)	(71)
Equity in earnings (loss) of an investee	72	(97)
Net income	4,018	25,058
Net income allocated to noncontrolling interest	(41)	-
Net income attributed to SIR	$3,977	$25,058

Weighted average common shares outstanding – basic	79,489	49,822
Weighted average common shares outstanding – diluted	79,498	49,930

Basic and diluted net income attributed to SIR per common share	$0.05	$0.50

Select Income REIT

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Net income attributed to SIR	$3,977	$25,058
Plus: depreciation and amortization	24,719	9,294
Plus: net income allocated to noncontrolling interest	41	-
Less: FFO allocated to noncontrolling interest	(83)	-
FFO attributed to SIR	28,654	34,352
Plus: acquisition related costs	20,539	238
Plus: estimated business management incentive fees (2)	-	2,038
Plus: loss (gain) on early extinguishment of debt	6,845	(243)
Less: normalized FFO from noncontrolling interest, net of FFO	(59)	-
Normalized FFO attributed to SIR	$55,979	$36,385

Weighted average common shares outstanding – basic	79,489	49,822
Weighted average common shares outstanding – diluted	79,498	49,930

Per common share:
FFO attributed to SIR – basic and diluted	$0.36	$0.69
Normalized FFO attributed to SIR – basic and diluted	$0.70	$0.73

(1)    SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and SIR excludes acquisition related costs, gains and losses on early extinguishment of debt and Normalized FFO from noncontrolling interest.  SIR considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

(2)    Amounts represent estimated incentive fees under SIR’s business management agreement payable in SIR’s common shares after the end of each calendar year calculated based upon common share total return. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, each quarter.  Although SIR recognizes this expense, if any, each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Calculation of NOI and Cash Basis NOI:
Rental income	$80,478	$45,063
Tenant reimbursements and other income	13,937	7,965
Real estate taxes	(8,357)	(5,452)
Other operating expenses	(9,007)	(4,527)
NOI	77,051	43,049
Non-cash straight line rent adjustments included in rental income	(5,827)	(3,462)
Lease value amortization included in rental income	(808)	(17)
Lease termination fees included in rental income	(48)	-
Cash Basis NOI	$70,368	$39,570

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$70,368	$39,570
Non-cash straight line rent adjustments included in rental income	5,827	3,462
Lease value amortization included in rental income	808	17
Lease termination fees included in rental income	48	-
NOI	77,051	43,049
Depreciation and amortization	(24,719)	(9,294)
Acquisition related costs	(20,539)	(238)
General and administrative	(6,792)	(5,176)
Operating income	25,001	28,341
Interest expense	(14,179)	(3,358)
(Loss) gain on early extinguishment of debt	(6,845)	243
Income before income tax expense and equity in
earnings (loss) of an investee	3,977	25,226
Income tax expense	(31)	(71)
Equity in earnings (loss) of an investee	72	(97)
Net income	$4,018	$25,058

(1)                 The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s properties’ results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

Select Income REIT

Reconciliation of Consolidated Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Consolidated NOI to Same Property NOI:
Rental income	$80,478	$45,063
Tenant reimbursements and other income	13,937	7,965
Real estate taxes	(8,357)	(5,452)
Other operating expenses	(9,007)	(4,527)
Consolidated NOI	77,051	43,049
Less:
NOI of properties not included in same property results	(33,503)	-
Same property NOI	$43,548	$43,049

Calculation of Same Property Cash Basis NOI:
Same property NOI	$43,548	$43,049
Less:
Non-cash straight line rent adjustments included in rental income	(2,293)	$(3,462)
Lease value amortization included in rental income	(17)	(17)
Lease termination fees included in rental income	(48)	-
Same property Cash Basis NOI	$41,190	$39,570

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$1,022,195	$756,160
Buildings and improvements	2,972,543	1,110,683
	3,994,738	1,866,843
Accumulated depreciation	(109,254)	(94,333)
	3,885,484	1,772,510

Acquired real estate leases, net	514,161	120,700
Cash and cash equivalents	33,915	13,504
Restricted cash	1,496	42
Rents receivable, including straight line rents of $70,721 and $64,894, respectively, net of allowance for doubtful accounts of $1,779 and $1,664, respectively	79,441	68,385
Deferred leasing costs, net	6,119	6,196
Deferred financing costs, net	21,694	3,416
Other assets	15,617	8,478
Total assets	$4,557,927	$1,993,231

LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$141,000	$77,000
Term loan	350,000	350,000
Senior unsecured notes, net	1,434,034	-
Mortgage notes payable, net	287,326	18,816
Accounts payable and accrued expenses	46,756	18,869
Assumed real estate lease obligations, net	92,105	26,475
Rents collected in advance	15,727	9,688
Security deposits	11,335	10,348
Due to related persons	12,260	1,588
Total liabilities	2,390,543	512,784

Commitments and contingencies

Noncontrolling interest	3,388	-

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 88,412,787 and 59,959,750 shares issued and outstanding, respectively	884	600
Additional paid in capital	2,157,796	1,441,036
Cumulative net income	254,215	250,238
Cumulative other comprehensive income (loss)	240	(23)
Cumulative common distributions	(249,139)	(211,404)
Total shareholders’ equity	2,163,996	1,480,447
Total liabilities, noncontrolling interest and shareholders’ equity	$4,557,927	$1,993,231

(END)